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                                                                    EXHIBIT 21.1


                          Subsidiaries of Registrant

Name                                              Jurisdiction
- ----                                              ------------
Neurocrine Biosciences (Canada) Inc.              Quebec, Canada

Neuroscience Pharma (NPI) Inc.                    Quebec, Canada